Exhibit 99.1

AITX’s RAD Introduces RAM, the ‘ROSA Accessory Module’, Expanding Agentic AI to Existing 3rd Party Cameras

RAM Activates Autonomous Detection, Voice Interaction, and Escalation Through SARA

Detroit, Michigan, December 18, 2025 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced the launch of RAM, the ROSA™ Accessory Module, a new inline hardware platform designed to bring agentic AI capabilities to tens of millions of existing security cameras already deployed across indoor environments. By extending RAD’s SARA™ (Speaking Autonomous Responsive Agent) agentic AI platform beyond proprietary devices, RAM transforms passive cameras into autonomous security responders capable of real time detection, deterrence, voice interaction, and intelligent escalation without requiring full system replacement.

For years, most indoor security camera deployments have remained passive, recording activity without the ability to intervene as events unfold. While analytics have improved detection, meaningful response has largely remained manual, delayed, or dependent on human monitoring. RAM was developed to close that gap, enabling organizations to activate intelligence, communication, and response directly within the camera layer they already own. The result is a faster path to autonomous security without the cost, disruption, or delay of replacing existing infrastructure.

“Security does not fail because cameras cannot see. It fails because they cannot act,” said Steve Reinharz, CEO/CTO and founder of AITX and RAD. “RAM changes that equation. We are taking agentic AI out of isolated, purpose-built hardware and extending it across the cameras already watching millions of spaces. This is how autonomous security actually scales, not by ripping and replacing, but by upgrading intelligence where it already exists.”

RAM brings ROSA style capabilities indoors by adding edge-based AI detection, two way audio, LED messaging, and autonomous escalation to nearly any compatible IP camera. When paired with RAD’s SARA agentic AI platform, RAM enables real time incident orchestration, including voice warnings, operator alerts, outbound calls, and structured response workflows. By embedding intelligence at the edge and coordinating escalation through SARA, RAM reduces monitoring burden, accelerates response times, and converts legacy camera systems into active participants in security operations.

“Our view is that the opportunity in the U.S. alone is enormous,” added Reinharz. “Conservatively, we estimate there are tens of millions of indoor IP PoE cameras already installed across commercial and institutional environments. RAM allows us to bring agentic AI, voice interaction, and autonomous escalation to that installed base without asking customers to start over. That kind of leverage is what makes scale happen quickly.”

Built to deploy in line with existing camera infrastructure, RAM activates real time detection, voice and visual deterrence, and autonomous escalation at the edge, while SARA coordinates verification, notification, and response workflows. This architecture allows organizations with large camera footprints to modernize security operations rapidly, converting passive coverage into intelligent, responsive protection across facilities, portfolios, and multi-site environments.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization’s internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company’s credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association’s (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD’s Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD’s ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, recurring monthly revenue growth, and operational cash flow positivity. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Doug Clemons

248-270-8273

doug.c@radsecurity.com

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/